Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-284041 on Form S-8 of our report dated March 6, 2025, relating to the financial statements of Exodus Movement, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touché LLP

Omaha, Nebraska

March 6, 2025